CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Amendment No. 1 to the information statement on Form 8-K of NeoMedia Technologies, Inc., of our report dated May 5, 2006, on our audits of the financial statements of Sponge Limited as of September 30, 2005 and for the years ended September 30, 2005 and 2004, to be filed with the Securities and Exchange Commission on or about May 9, 2006.


/s/ Brebner, Allen & Trapp
Chartered Accountants and Registered Auditors
London, United Kingdom
May 9, 2006